FRONTIER FINANCIAL CORPORATION
332 SW Everett Mall Way
Everett, Washington 98204

Contact:
John J. Dickson
Frontier Financial Corporation
President and CEO
425-514-0700

Lyle E. Ryan
Frontier Bank
President and CBO
425-514-0700

NEWS RELEASE

For release October 23, 2008, 5:30 A.M. PDT

FRONTIER FINANCIAL CORPORATION ANNOUNCES
THIRD QUARTER 2008 RESULTS

EVERETT, WASHINGTON – October 23, 2008 – Frontier Financial Corporation (NASDAQ: FTBK) today announced results for the three and nine months ended September 30, 2008.  For the three months ended September 30, 2008, the Corporation reported a net loss of $17.8 million.  Contributing to this loss was a $42.1 million provision for loan losses, a $6.4 million loss on other than temporarily impaired securities and a $1.0 million loss on the sale of a security.  On a diluted per share basis, the third quarter 2008 net loss was ($0.38) per share, compared to $0.46 per share for the third quarter 2007.

For the nine months ended September 30, 2008, net loss totaled $221 thousand, compared to net income of $55.9 million for the nine months ended September 30, 2007.  The decrease in net income is primarily attributable to the $70.2 million increase in the provision for loan losses for the period.  On a diluted per share basis, net loss for the nine months ended September 30, 2008, was ($0.00) per share, compared to $1.23 per share for the nine months ended September 30, 2007.

John J. Dickson, President and CEO of Frontier Financial Corporation, said, “The uncertainties in the economy and the housing market in the Pacific Northwest have created some challenging times for Frontier Bank and our borrowers.  Although the economy in our area remains in better shape than other parts of the country, we continued to build our reserves for future loan losses based on this uncertainty, resulting in a total reserve (including reserves for undisbursed loans) of $109.5 million or 2.86% of total loans.   At the end of September, Frontier remained well capitalized for regulatory capital purposes and maintained strong liquidity.  In addition, we were pleased with our strong growth in deposits and noninterest income.”

Due to the downturn in the economy and the net losses sustained for the three and nine months ended September 30, 2008, the company is focusing its near term strategies on improving asset quality, capital preservation, expense reductions and deposit growth.  During the quarter, we have expanded our special assets group from 5 to 22 individuals, all from within the company, to focus on reducing nonperforming assets.  We are considering all of our options to maintain and grow our capital ratios.  We will continue to focus on deposit growth to add to our already strong liquidity base.  In addition, certain expense reduction measures will take effect immediately.  For the year ending December 31, 2008, discretionary bonuses will not be paid to executive management.  As a group, the executives’ total compensation for 2008 will be reduced by approximately 34% from 2007 total compensation.   The Board of Directors of Frontier Bank will also forego their director meeting fees indefinitely beginning in the fourth quarter.  Effective January 1, 2009, John J. Dickson, President and CEO of Frontier Financial Corporation, will take a 10% reduction in his base salary, with the remaining executive officers taking a 5% reduction.   These and other strategies in the personnel and other noninterest expense areas are expected to result in the elimination of over $8.5 million of expenses on an annualized basis.

Review of Financial Condition

General

At September 30, 2008, total assets were $4.24 billion and deposits totaled $3.40 billion.  This compares to total assets of $4.00 billion and deposits of $2.94 billion at December 31, 2007, and total assets of $3.58 billion and deposits of $2.82 billion at September 30, 2007.  Net loans of $3.73 billion at September 30, 2008, reflect an increase of 4.7% from December 31, 2007, and an increase of 13.8% from September 30, 2007.  However, net loans decreased by $3.1 million since June 30, 2008.

Loans

At September 30, 2008, total loans, including loans held for resale, were $3.83 billion, compared to $3.61 billion at December 31, 2007, and $3.32 billion at September 30, 2007.

Despite the increase in total loans, new loan originations for the nine months ended September 30, 2008, totaled $759.3 million, compared to $1.50 billion for the nine months ended September 30, 2007, a decrease of $740.7 million, or 49.3%.  New loan originations for the third quarter 2008, were $175.6 million, compared to $364.3 million for the third quarter 2007, representing a decrease of $188.7 million, or 51.8%.

At September 30, 2008, total undisbursed commitments to lend were $650.8 million, compared to $873.2 million at December 31, 2007, and $997.4 million at September 30, 2007.

Lyle E. Ryan, President of Frontier Bank stated, “The reduction in loan originations and loan growth in the third quarter reflects our strategy of reducing our exposure to residential construction and limit our loan growth in order to preserve capital.  We will continue to evaluate balance sheet strategies in the fourth quarter in order to maintain our well capitalized status.”

Allowance for Loan Losses

The total allowance for loan losses was $106.6 million, or 2.78%, of total loans outstanding at September 30, 2008, compared to $54.0 million, or 1.49%, at December 31, 2007, and $45.1 million, or 1.36%, at September 30, 2007. The allowance for loan losses, including the reclassified allocation for undisbursed loans of $2.8 million, would amount to a total allowance of $109.5 million, or 2.86%, of total loans outstanding as of September 30, 2008.  For the quarter ended September 30, 2008, net loan charge-offs were $14.3 million, or 0.37%, of average quarterly loans.  This compares to net loan charge-offs of $594 thousand, or 0.02%, of average loans for the quarter ended December 31, 2007, and $326 thousand, or 0.01%, of average loans for the quarter ended September 30, 2007.

Credit Quality

At September 30, 2008, nonperforming assets were 4.92% of total assets, compared to 2.97% at June 30, 2008, 0.53% at December 31, 2007, and 0.35% at September 30, 2007.  Nonaccruing loans were $205.2 million at September 30, 2008, up from $119.9 million at June 30, 2008, $20.9 million at December 31, 2007, and $11.3 million at September 30, 2007.

Nonperforming assets are summarized as follows (in thousands):

	September 30, 2008	June 30, 2008	December 31, 2007	September 30, 2007
Commercial and industrial	$1,256	$394	$159	$53
Real estate:
Commercial	2,986	-	-	-
Construction	135,419	96,526	19,842	1,268
Land development	40,602	13,450	-	7,774
Completed lots	17,949	7,872	804	864
Residential 1-4 family	6,985	1,010	93	1,316
Installment and other	-	684	10	29
Total nonaccruing loans	205,197	119,936	20,908	11,304

Other real estate owned	3,693	3,681	367	1,145
Total nonperforming assets	$208,890	$123,617	$21,275	$12,449

Restructured loans	-	-	-	-

Total loans at end of period (1)	$3,832,052	$3,807,278	$3,612,122	$3,318,236
Total assets at end of period	$4,244,963	$4,156,721	$3,995,689	$3,584,434

Total nonaccruing loans to total loans	5.35%	3.15%	0.58%	0.34%
Total nonaccruing loans to total assets	4.83%	2.89%	0.52%	0.32%

Total nonperforming assets to total loans	5.45%	3.25%	0.59%	0.38%
Total nonperforming assets to total assets	4.92%	2.97%	0.53%	0.35%

(1) Includes loans held for resale.

The ratio of loans past due over 30 days was 9.91% of total loans at September 30, 2008, compared to 3.21% at June 30, 2008, 0.91% at December 31, 2007, and 0.46% at September 30, 2007.

Results of Operations

Net Interest Income

Net interest income for the quarter ended September 30, 2008, was $40.7 million, a decrease of $7.5 million, or 15.5%, compared to $48.2 million for the quarter ended September 30, 2007.  On a linked quarter basis, net interest income decreased $4.2 million, or 9.3%.

For the nine months ended September 30, 2008, net interest income was $133.0 million, compared to $137.1 million for nine months ended September 30, 2007, a decrease of $4.1 million, or 3.0%.

Our annualized tax equivalent net interest margin was 4.05% for the quarter ended September 30, 2008, compared to 4.63% for the quarter ended June 30, 2008, and 5.71% for the quarter ended September 30, 2007.  The yield on average earning assets decreased 233 basis points to 6.78% for the third quarter 2008, compared to 9.11% for the third quarter 2007.  For the same period, the cost of funds decreased 99 basis points to 3.33% from 4.32%.

Our annualized tax equivalent net interest margin was 4.55% for the nine months ended September 30, 2008, compared to 5.68% for the nine months ended September 30, 2007.  The yield on earning assets decreased 166 basis points to 7.47% for the nine months ended September 30, 2008, compared to 9.13% for the nine months ended September 30, 2007.  For the same period, the cost of funds decreased 76 basis points to 3.54% from 4.30%.

During the third quarter of 2008, we had $1.9 million of interest accruals reversed as a result of loans being placed in a nonaccrual status which lowered the tax equivalent net interest margin by 18 basis points.  Total interest accruals reversed during the first nine months of 2008 were $4.0 million, which lowered the year-to-date tax equivalent net interest margin by 13 basis points.  The remainder of the decreases in the net interest margins can be attributed to the decreases in interest rates by the Federal Reserve since September of 2007, and the resulting repricing of loans at lower rates, along with the lower loan fees as a result of reduced loan originations.

Noninterest Income

For the nine months ended September 30, 2008, service charges increased $727 thousand, or 21.4%, and other noninterest income increased $1.2 million, or 20.4%, compared to the nine months ended September 30, 2007.  The increase in service charges is primarily attributable to an increase in account analysis fees and overdraft fees.  Increases in debit card and ATM transactions contributed an additional $770 thousand to other noninterest income.

For the nine months ended September 30, 2008, total noninterest income decreased $2.2 million, or 22.9%, to $7.3 million, compared to $9.5 million for the nine months ended September 30, 2007.  For the nine months ended September 30, 2008, we recognized a $6.4 million pre-tax loss related to other than temporarily impaired investments in Fannie Mae, Freddie Mac and Lehman Brothers.  For the nine months ended September 30, 2008, we recognized $1.4 million in gain on sale of securities, compared to a $937 thousand loss during the nine months ended September 30, 2007.

Total noninterest income for the third quarter 2008, decreased $6.7 million, compared to the third quarter 2007, and $7.4 million on a linked quarter basis. During the third quarter 2008, we recognized a $6.4 million pre-tax loss related to other than temporarily impaired investments in Fannie Mae, Freddie Mac and Lehman Brothers.  We also recognized a $1.0 million loss on the sale of a security.

Noninterest Expense

Total noninterest expense was $22.1 million for the third quarter 2008, compared to $19.1 million for the third quarter 2007.  For the period, occupancy expense increased $707 thousand, of which $282 thousand is related to additional depreciation expense and $190 thousand to furniture and equipment expense.  Late in the second quarter of 2008, we started depreciating a new building located at our Corporate Headquarters in Everett, Washington.  Other noninterest expense increased $2.0 million and primarily related to a $1.6 million increase in FDIC insurance assessments. During 2007, we received a one-time assessment credit from the FDIC of approximately $1.2 million, to offset future assessments as required by the Federal Deposit Insurance Reform Act of 2005.  The remaining increase is attributable to an accrual adjustment in the third quarter.

Total noninterest expense increased $8.3 million, or 14.7%, to $65.1 million for the nine months ended September 30, 2008, compared to $56.8 million for the nine months ended September 30, 2007.  The majority of the increase is attributable to increases in salaries and employee benefits and occupancy expense.  At September 30, 2008, there were 827 full time equivalent (“FTE”) employees, compared to 769 at September 30, 2007, an increase of 7.5%.  For the same period, occupancy expense increased $1.3 million, or 17.9%.  The increase in occupancy expense is primarily attributable to branch expansion, including our fourth quarter 2007 merger with Bank of Salem in which we acquired three branches.

On a linked quarter basis, total noninterest expense remained relatively flat, increasing $524 thousand, or 2.4%.

Liquidity

Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or customers who have credit needs.  Management has the ability to access many sources of liquidity, such as the sale of available for sale securities, additional borrowings from the FHLB, and borrowings from the Federal Reserve Bank, wholesale deposits or additional borrowings at correspondent banks.  At September 30, 2008, we had $1.17 billion of total liquidity available.  We have a policy that liquidity to total assets of 12.5% be maintained as a minimum.  At September 30, 2008, liquidity to total assets was 27.5%.

Capital

Management constantly monitors the level of capital, considering, among other things, our present and anticipated needs, current market conditions and other relevant factors, including regulatory requirements, which may necessitate changes in the level of capital.  Total capital at September 30, 2008, was $443.7 million, compared to $459.6 million at December 31, 2007, and $398.1 million at September 30, 2007.

During the first nine months of 2008, we paid cash dividends totaling $19.6 million, compared to $22.6 million for the first nine months of 2007.  In a previously announced press release, the Board of Directors declared a $0.06 per share quarterly cash dividend to shareowners of record as of October 7, 2008, and payable on October 21, 2008.  Last quarter, the decision to reduce the quarterly cash dividend to $0.06 per share came as a result of our concern over the continuing deterioration in the housing market and the need to preserve capital.

Consolidated regulatory capital ratios as of September 30, 2008, were as follows:

	Tier I	Tier 2	Leverage
	(Core) Capital	(Total) Capital	Capital

Actual at September 30, 2008	9.48%	10.75%	8.88%

Regulatory minimum ratio for "well
capitalized" purposes	6.00%	10.00%	5.00%

It is our policy that capital be maintained above the point where, for regulatory purposes, it would continue to be classified as “well capitalized.”  As of September 30, 2008, we are in compliance with that policy.

Merger Activity

Washington Banking Company

As previously announced, on May 29, 2008, we received a notice from Washington Banking Company (“WBCO”) purporting to terminate our merger agreement dated September 26, 2007. For the nine months ended September 30, 2008, $729 thousand, pre-tax, of costs and expenses incurred in connection with the transaction were expensed.

Bank of Salem

On November 30, 2007, we closed our merger with Bank of Salem. At the time of closing, Bank of Salem had approximately $199.8 million in loans, $169.5 million in deposits and $27.0 million in capital.  The annual growth comparisons include the impact of the Bank of Salem merger.

Certain amounts in prior years’ financial statements have been reclassified to conform to the 2008 presentation.  These classifications have not had an effect on previously reported income or total equity.

Frontier Financial Corporation is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier Bank offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected.  The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release.

Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier’s 2007 Form 10-K.

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except for shares and per share amounts)

	(Unaudited)
	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
INTEREST INCOME
Interest and fees on loans	$67,161	$70,970	$76,011
Interest on investments	1,660	1,372	1,737
Total interest income	68,821	72,342	77,748

INTEREST EXPENSE
Interest on deposits	24,390	23,261	25,907
Interest on borrowed funds	3,705	4,190	3,659
Total interest expense	28,095	27,451	29,566
Net interest income	40,726	44,891	48,182

PROVISION FOR LOAN LOSSES	42,100	24,500	2,100
Net interest income (loss) after
provision for loan losses	(1,374)	20,391	46,082

NONINTEREST INCOME
Provision for loss on securities	(6,431)	-	-
Gain (loss) on sale of securities	(1,026)	144	-
Gain on sale of secondary mortgage loans	308	377	340
Gain on sale of other real estate owned	81	-	-
Service charges on deposit accounts	1,384	1,421	1,239
Other noninterest income	2,511	2,256	1,959
Total noninterest income	(3,173)	4,198	3,538

NONINTEREST EXPENSE
Salaries and employee benefits	12,420	12,592	12,204
Occupancy expense	3,161	2,991	2,454
State business taxes	498	594	510
Other noninterest expense	5,978	5,356	3,969
Total noninterest expense	22,057	21,533	19,137

INCOME (LOSS) BEFORE PROVISION (BENEFIT)
FOR INCOME TAXES	(26,604)	3,056	30,483

PROVISION (BENEFIT) FOR INCOME TAXES	(8,808)	982	10,256
NET INCOME (LOSS)	$(17,796)	$2,074	$20,227

Weighted average number of
shares outstanding for the period	47,010,944	47,006,729	44,033,951
Basic earnings (losses) per share	$(0.38)	$0.04	$0.46

Weighted average number of diluted shares
outstanding for period	47,010,944	47,069,136	44,332,276
Diluted earnings (losses) per share	$(0.38)	$0.04	$0.46

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (Continued)
(In thousands, except for shares and per share amounts)

	(Unaudited)
	Nine Months Ended
	September 30, 2008	September 30, 2007
INTEREST INCOME
Interest and fees on loans	$214,049	$216,185
Interest on investments	4,614	4,083
Total interest income	218,663	220,268

INTEREST EXPENSE
Interest on deposits	73,376	71,479
Interest on borrowed funds	12,272	11,679
Total interest expense	85,648	83,158
Net interest income	133,015	137,110

PROVISION FOR LOAN LOSSES	75,600	5,400
Net interest income after provison for loan losses	57,415	131,710

NONINTEREST INCOME
Provision for loss on securities	(6,431)	-
Gain (loss) on sale of securities	1,442	(937)
Gain on sale of secondary mortgage loans	1,074	1,211
Gain on sale of other real estate owned	93	-
Service charges on deposit accounts	4,130	3,403
Other noninterest income	7,020	5,830
Total noninterest income	7,328	9,507

NONINTEREST EXPENSE
Salaries and employee benefits	39,005	35,406
Occupancy expense	8,742	7,413
State business taxes	1,643	1,501
FHLB prepayment penalty	-	1,534
Other noninterest expense	15,745	10,936
Total noninterest expense	65,135	56,790

INCOME (LOSS) BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES	(392)	84,427

PROVISION (BENEFIT) FOR INCOME TAXES	(171)	28,506
NET INCOME (LOSS)	$(221)	$55,921

Weighted average number of
shares outstanding for the period	47,297,122	45,105,244
Basic earnings (losses) per share	$(0.00)	$1.24

Weighted average number of diluted shares
outstanding for period	47,297,122	45,481,886
Diluted earnings (losses) per share	$(0.00)	$1.23

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except for shares and per share amounts)

	(Unaudited)		(Unaudited)
	September 30,	December 31,	September 30,
	2008	2007	2007
ASSETS
Cash and due from banks	$56,707	$99,102	$63,763
Federal funds sold	130,334	5	3
Securities
Available for sale, at fair value	98,095	131,378	99,469
Held to maturity, at amortized cost	3,737	3,743	3,534
Total securities	101,832	135,121	103,003

Loans held for resale	3,104	6,227	4,332
Loans	3,828,948	3,605,895	3,313,904
Allowance for loan losses	(106,635)	(53,995)	(45,113)
Net loans	3,725,417	3,558,127	3,273,123

Premises and equipment, net	51,823	47,293	38,246
Intangible assets	77,938	78,150	41,054
Federal Home Loan Bank (FHLB) stock	15,622	18,738	15,030
Bank owned life insurance	24,056	23,734	22,892
Other real estate owned	3,693	367	1,145
Other assets	57,541	35,052	26,175
Total assets	$4,244,963	$3,995,689	$3,584,434

LIABILITIES
Deposits
Noninterest bearing	$377,279	$390,526	$400,247
Interest bearing	3,026,715	2,552,710	2,417,180
Total deposits	3,403,994	2,943,236	2,817,427

Federal funds purchased and
securities sold under repurchase agreements	34,701	258,145	48,622
Federal Home Loan Bank advances	329,833	298,636	279,375
Junior subordinated debentures	5,156	5,156	5,156
Other liabilities	27,548	30,904	35,717
Total liabilities	3,801,232	3,536,077	3,186,297

SHAREOWNERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized	-	-	-
Common stock, no par value; 100,000,000 shares authorized	255,575	252,292	186,420
Retained earnings	187,591	202,453	203,539
Accumulated other comprehensive income, net of tax	565	4,867	8,178
Total shareowners' equity	443,731	459,612	398,137
Total liabilities and shareowners' equity	$4,244,963	$3,995,689	$3,584,434

Shares outstanding at end of period	47,023,716	46,950,878	44,047,950

Book value	$9.44	$9.79	$9.04
Tangible book value	$7.78	$8.12	$8.11

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS
(In thousands)

	For the Period Ended
	September 30, 2008	June 30, 2008	December 31, 2007	September 30, 2007
Loans by Type
Commercial and industrial	$452,286	$448,360	$402,569	$383,122
Real Estate:
Commercial	1,049,939	1,048,321	1,003,916	940,899
Construction	1,030,591	1,048,552	1,062,662	952,220
Land development	607,501	598,931	537,410	511,679
Completed lots	242,234	236,004	249,573	206,105
Residential 1-4 family	379,485	357,650	288,571	260,746
Installment and other loans	70,016	69,460	67,421	63,465
Total loans	$3,832,052	$3,807,278	$3,612,122	$3,318,236

Allowance for Loan Losses
Balance at beginning of period	$57,658	$57,658	$44,195	$44,195
Provision for loan losses	75,600	33,500	11,400	5,400
Loans charged-off
Commercial and industrial	(1,167)	(381)	(1,183)	(844)
Real Estate:
Commercial	-	-	-	-
Construction	(17,316)	(9,275)	(201)	-
Land development	(1,050)	-	-	-
Completed lots	(4,031)	-	-	-
Residential 1-4 family	(250)	-	(300)	(300)
Installment and other loans	(246)	(106)	(222)	(128)
Total charged-off loans	(24,060)	(9,762)	(1,906)	(1,272)
Recoveries
Commercial and industrial	237	226	845	819
Real Estate:
Commercial	-	-	-	-
Construction	9	10	-	-
Land development	-	-	-	-
Completed lots	5	-	-	-
Residential 1-4 family	-	-	-	-
Installment and other loans	23	11	141	127
Total recoveries	274	247	986	946
Net (charge-offs) recoveries	(23,786)	(9,515)	(920)	(326)
Balance before portion identified
for undisbursed loans	109,472	81,643	54,675	49,269
Reserve acquired in merger	-	-	2,983	-
Portion of reserve identified for
undisbursed loans	(2,837)	(2,921)	(3,663)	(4,156)
Balance at end of period	$106,635	$78,722	$53,995	$45,113

Allowance for loan losses as a percentage
of total loans outstanding, including
loans held for resale	2.78%	2.07%	1.49%	1.36%
Allowance for loan losses as a percentage
of total nonperforming assets	51.05%	63.68%	253.80%	362.38%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)

	For the Period Ended
	September 30, 2008	June 30, 2008	December 31, 2007	September 30, 2007
Nonperforming Assets
Nonaccruing loans	$205,197	$119,936	$20,908	$11,304
Other real estate owned	3,693	3,681	367	1,145
Total nonperforming assets	208,890	123,617	21,275	12,449

Restructured loans	-	-	-	-
Total impaired assets	$208,890	$123,617	$21,275	$12,449

Total NPA to total loans	5.45%	3.25%	0.59%	0.38%
Total NPA to total assets	4.92%	2.97%	0.53%	0.35%
Total impaired assets to total assets	4.92%	2.97%	0.53%	0.35%

Interest Bearing Deposits
Money market, sweep and NOW accounts	$557,323	$600,023	$745,780	$744,489
Savings	418,535	367,731	254,722	253,320
Time deposits	2,050,857	1,939,297	1,552,208	1,419,371
Total interest bearing deposits	$3,026,715	$2,907,051	$2,552,710	$2,417,180

Capital Ratios
Tier 1 leverage ratio	8.88%	9.69%	10.55%	10.11%
Tier 1 risk-based capital ratio	9.48%	9.96%	10.13%	10.22%
Total risk-based capital ratio	10.75%	11.22%	11.38%	11.48%

	For the Three Months Ended
Performance Ratios	September 30, 2008	June 30, 2008	December 31, 2007	September 30, 2007

Return on average assets *	-1.69%	0.20%	1.95%	2.28%
Return on average shareowners' equity *	-15.32%	1.75%	17.21%	20.81%
Efficiency ratio	49%	43%	37%	36%

Average assets	$4,221,730	$4,087,538	$3,698,795	$3,540,828
Average shareowners' equity	$464,500	$473,750	$418,696	$388,758

	For the Period Ended
	September 30, 2008	June 30, 2008	December 31, 2007	September 30, 2007
Return on average assets *	-0.01%	0.87%	2.13%	2.19%
Return on average shareowners' equity *	-0.06%	7.44%	18.76%	19.14%
Efficiency ratio	44%	42%	37%	36%

Average assets	$4,102,034	$4,041,808	$3,470,564	$3,397,830
Average shareowners' equity	$469,727	$472,369	$394,176	$389,544

* Annualized

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)

Quarterly Average Balances
	September 30, 2008	September 30, 2007	$ Change	% Change
Assets
Cash and due from banks	$53,789	$53,245	$544	1.0%
Federal funds sold	58,168	49,507	8,661	17.5%

Securities available for sale	137,945	90,458	47,487	52.5%
Securities held to maturity	3,739	3,556	183	5.1%
Total securities	141,684	94,014	47,670	50.7%

Loans held for sale	2,822	4,431	(1,609)	-36.3%
Loans
Commercial and industrial	458,330	382,669	75,661	19.8%
RE commercial	1,055,207	916,331	138,876	15.2%
Re construction	1,051,884	923,699	128,185	13.9%
RE land development	602,436	492,156	110,280	22.4%
RE completed lots	241,036	206,465	34,571	16.7%
RE mortgage	362,543	253,343	109,200	43.1%
Installment and other	69,163	63,406	5,757	9.1%
Total	3,843,421	3,242,500	600,921	18.5%
Allowance for credit losses	(87,365)	(44,190)	(43,175)	97.7%
Net loans	3,756,056	3,198,310	557,746	17.4%

Premises and equipment	52,581	37,128	15,453	41.6%
Intangible assets	77,977	41,070	36,907	89.9%
FHLB Stock	17,207	15,030	2,177	14.5%
BOLI	24,321	22,771	1,550	6.8%
Other real estate owned	3,179	411	2,768	673.5%
Other assets	36,768	29,342	7,426	25.3%
Total assets	$4,221,730	$3,540,828	$680,902	19.2%

Liabilities
Deposits:
Noninterest bearing	$386,896	$403,663	$(16,767)	-4.2%
Interest bearing
MMA, Sweep and NOW	586,319	751,625	(165,306)	-22.0%
Savings	392,552	258,733	133,819	51.7%
Time deposits	2,008,838	1,390,167	618,671	44.5%
Total interest bearing	2,987,709	2,400,525	587,184	24.5%
Total deposits	3,374,605	2,804,188	570,417	20.3%

Fed funds purchased and
repurchase agreements	33,631	21,679	11,952	55.1%
FHLB Advances	329,985	289,918	40,067	13.8%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	13,853	31,129	(17,276)	-55.5%
Total liabilities	3,757,230	3,152,070	605,160	19.2%
Total stockholders’ equity	464,500	388,758	75,742	19.5%
Total liabilities and stockholders’ equity	$4,221,730	$3,540,828	$680,902	19.2%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)

Quarterly Average Balances
	September 30, 2008	June 30, 2008	$ Change	% Change
Assets
Cash and due from banks	$53,789	$50,205	$3,584	7.1%
Federal funds sold	58,168	1,994	56,174	2817.2%

Securities available for sale	137,945	119,670	18,275	15.3%
Securities held to maturity	3,739	3,741	(2)	-0.1%
Total securities	141,684	123,411	18,273	14.8%

Loans held for sale	2,822	3,543	(721)	-20.3%
Loans
Commercial and industrial	458,330	437,414	20,916	4.8%
RE commercial	1,055,207	1,024,190	31,017	3.0%
Re construction	1,051,884	1,080,338	(28,454)	-2.6%
RE land development	602,436	578,954	23,482	4.1%
RE completed lots	241,036	241,750	(714)	-0.3%
RE mortgage	362,543	330,612	31,931	9.7%
Installment and other	69,163	67,936	1,227	1.8%
Total	3,843,421	3,764,737	78,684	2.1%
Allowance for credit losses	(87,365)	(63,565)	(23,800)	37.4%
Net loans	3,756,056	3,701,172	54,884	1.5%

Premises and equipment	52,581	51,751	830	1.6%
Intangible assets	77,977	78,036	(59)	-0.1%
FHLB Stock	17,207	20,339	(3,132)	-15.4%
BOLI	24,321	24,112	209	0.9%
Other real estate owned	3,179	1,870	1,309	70.0%
Other assets	36,768	34,648	2,120	6.1%
Total assets	$4,221,730	$4,087,538	$134,192	3.3%

Liabilities
Deposits:
Noninterest bearing	$386,896	$377,131	$9,765	2.6%
Interest bearing
MMA, Sweep and NOW	586,319	645,409	(59,090)	-9.2%
Savings	392,552	345,192	47,360	13.7%
Time deposits	2,008,838	1,765,116	243,722	13.8%
Total interest bearing	2,987,709	2,755,717	231,992	8.4%
Total deposits	3,374,605	3,132,848	241,757	7.7%

Fed funds purchased and	33,631	118,866	(85,235)	-71.7%
repurchase agreements
FHLB Advances	329,985	332,297	(2,312)	-0.7%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	13,853	24,621	(10,768)	-43.7%
Total liabilities	3,757,230	3,613,788	143,442	4.0%
Total stockholders’ equity	464,500	473,750	(9,250)	-2.0%
Total liabilities and stockholders’ equity	$4,221,730	$4,087,538	$134,192	3.3%

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
(In thousands)

Year-to-Date Average Balances
	September 30, 2008	September 30, 2007	$ Change	% Change
Assets
Cash and due from banks	$51,125	$73,499	$(22,374)	-30.4%
Federal funds sold	24,145	23,215	930	4.0%

Securities available for sale	131,020	91,453	39,567	43.3%
Securities held to maturity	3,741	3,576	165	4.6%
Total securities	134,761	95,029	39,732	41.8%

Loans held for sale	3,720	4,989	(1,269)	-25.4%
Loans
Commercial and industrial	431,062	384,313	46,749	12.2%
RE commercial	1,031,928	905,223	126,705	14.0%
Re construction	1,066,762	854,110	212,652	24.9%
RE land development	579,007	437,877	141,130	32.2%
RE completed lots	242,741	207,919	34,822	16.7%
RE mortgage	329,014	249,827	79,187	31.7%
Installment and other	68,195	62,346	5,849	9.4%
Total	3,752,429	3,106,604	645,825	20.8%
Allowance for credit losses	(69,091)	(42,533)	(26,558)	62.4%
Net loans	3,683,338	3,064,071	619,267	20.2%

Premises and equipment	51,010	33,875	17,135	50.6%
Intangible assets	78,050	41,142	36,908	89.7%
FHLB Stock	18,755	15,030	3,725	24.8%
BOLI	24,096	22,543	1,553	6.9%
Other real estate owned	1,909	139	1,770	-
Other assets	34,845	29,287	5,558	19.0%
Total assets	$4,102,034	$3,397,830	$704,204	20.7%

Liabilities
Deposits:
Noninterest bearing	$376,623	$394,593	$(17,970)	-4.6%
Interest bearing
MMA, Sweep and NOW	647,108	708,757	(61,649)	-8.7%
Savings	334,703	274,919	59,784	21.7%
Time deposits	1,836,898	1,273,679	563,219	44.2%
Total interest bearing	2,818,709	2,257,355	561,354	24.9%
Total deposits	3,195,332	2,651,948	543,384	20.5%

Fed funds purchased and
repurchase agreements	77,480	33,003	44,477	134.8%
FHLB Advances	331,207	291,574	39,633	13.6%
Junior subordinated debt	5,156	5,156	-	0.0%
Other liabilities	23,132	26,605	(3,473)	-13.1%
Total liabilities	3,632,307	3,008,286	624,021	20.7%
Total stockholders’ equity	469,727	389,544	80,183	20.6%
Total liabilities and stockholders’ equity	$4,102,034	$3,397,830	$704,204	20.7%